Exhibit 99.1

Q2 Holdings, Inc. Announces First Quarter 2015 Financial Results
Total first quarter revenue of $24.2 million, up 44 percent year-over-year

AUSTIN, Texas (May 7, 2015) - Q2 Holdings, Inc. (NYSE:QTWO), a leading provider of secure virtual banking solutions to regional and community financial institutions, today announced results for its first quarter ending March 31, 2015.

First Quarter 2015 Results

•	Revenue for the first quarter of $24.2 million, up 44 percent year-over-year and up 9 percent sequentially.

•	Non-GAAP gross margin for the first quarter of 45.8 percent, up from 40.1 percent one year ago. GAAP gross margin for the first quarter of 45.1 percent, up from 39.3 percent one year ago.

•
Adjusted EBITDA for the first quarter of negative $2.1 million, an improvement from negative $3.4 million one year ago and negative $2.2 million in the fourth quarter. GAAP Net Loss of $4.6 million dollars for the period.

“The first quarter saw strong execution from our delivery teams, which resulted in record user growth for the company. I’m proud to say that we brought International Bank of Commerce, a more than $12 billion bank, live on the Q2platform,” said Matt Flake, president and CEO of Q2 Holdings. “IBC Bank went live in the first quarter and reported that a majority of their online account holders logged in within the first two weeks of going live. The success of IBC Bank is further evidence that Q2 is delivering industry leading products which are helping Q2 customers win in the marketplace.”

First Quarter 2015 Highlights

•	Exited the first quarter with approximately 5.2 million registered users, up 50 percent year-over-year and 19 percent quarter-over-quarter.

•	Ended the first quarter with nearly 50 percent of users on version 4.0 of the unified user experience. This represents the most rapid adoption of a new platform version in company history.

•	A leading credit union in the Western United States adopted a broad suite of Q2 products including commercial banking, retail banking, and security.

Financial Outlook

Q2 Holdings is providing guidance for its second quarter 2015 as follows:

•	Total revenue of $25.4 million to $25.8 million, which would represent year-over-year growth of 33 percent to 35 percent.

•	Adjusted EBITDA of negative $3.0 million to negative $2.4 million.

Q2 Holdings is providing guidance for the full-year 2015 as follows:

•	Total revenue of $105 million to $107 million, which would represent year-over-year growth of 33 percent to 35 percent.

•	Adjusted EBITDA of negative $10 million to negative $8.5 million.

Conference Call Details

Date:         May 7, 2015
Time:         5:00 p.m. EDT
Hosts:     Matt Flake, CEO / Jennifer Harris, CFO
Dial in:     US toll free: 1-877-201-0168
International: 1-647-788-4901
Conference ID:    27926453

Please join the conference call at least 10 minutes before start time to ensure the line is connected. A live webcast of the conference call will be accessible from the investor relations section of the Q2 Holdings, Inc. website at http://investors.q2ebanking.com/.

A replay of the webcast will also be available at this website on a temporary basis shortly after the call.

About Q2 Holdings, Inc.
Q2 is a leading provider of secure, cloud-based virtual banking solutions headquartered in Austin, Texas. Q2 enables regional and community financial institutions, or RCFIs, to deliver a robust suite of integrated virtual banking services and engage more effectively with their retail and commercial account holders who expect to bank anytime, anywhere and on any device. Q2 solutions are often the most frequent point of interaction between its RCFI customers and their account holders. As such, Q2 purpose-built its solutions to deliver a compelling, consistent user experience across digital channels and drive the success of its customers by extending their local brands, enabling improved account holder retention and creating incremental sales opportunities. To learn more about Q2 visit q2ebanking.com.
Use of Non-GAAP Measures

Management believes that adjusted EBITDA and non-GAAP gross margin are useful measures of operating performance because they exclude items that Q2 does not consider indicative of its core performance. In the case of adjusted EBITDA, Q2 adjusts net loss for such things as interest, taxes, depreciation and amortization, stock-based compensation, loss from discontinued operations and unoccupied lease charges. In the case of non-GAAP gross margin, Q2 adjusts gross margin for stock-based compensation. However, these non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net loss and GAAP gross margin, or other financial measures prepared in accordance with GAAP. A reconciliation to the closest GAAP measures of these non-GAAP measures is contained in tabular form on the attached unaudited condensed consolidated financial statements.

Q2’s management uses adjusted EBITDA and non-GAAP gross margin as measures of operating performance; to prepare Q2’s annual operating budget; to allocate resources to enhance the financial performance of Q2’s business; to evaluate the effectiveness of Q2’s business strategies; to provide consistency and comparability with past financial performance; to facilitate a comparison of Q2’s results with those of other companies, many of which use similar non-GAAP financial measures to supplement their GAAP results; and in communication with our board of directors concerning Q2’s financial performance.

Forward-looking Statements
This press release contains forward-looking statements, including statements about Q2’s ability to help its customers succeed in the financial services industry and Q2’s quarterly and annual financial guidance. The forward-looking statements contained in this press release are based upon Q2’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates or expectations will be achieved. Factors that could cause actual results to differ materially from those described herein include risks related to: (a) the risk that Q2 will face increased competition in its existing markets and as it enters new sections of the market with Tier 1 customers and new products and services; (b) the risk that the market for Q2’s solutions does not grow as anticipated; (c) Q2’s increased focus on selling to larger Tier 1 customers may result in greater risk and variability in Q2’s business and sales results (d) the challenges and costs associated with selling, implementing and supporting Q2’s solutions, particularly for larger customers with more complex requirements and longer implementation processes; (e) errors, interruptions or delays in Q2’s service or Web hosting; (f) risks associated with breaches of security measures within Q2’s products, systems and infrastructure; (g) technological and regulatory developments; (h) the impact that a slowdown in the economy, financial markets, and credit markets has on Q2’s business sales cycles, prospects and customers’ spending decisions and timing of implementation decisions, particularly in regions where a significant number of Q2’s customers are concentrated; (i) the difficulties and risks associated with developing and selling complex new solutions and enhancements with the technical and regulatory specifications and functionality desired by customers and governmental authorities; (j) the difficulties and costs Q2 may encounter with complex implementations of its solutions and the resulting impact on the timing of its revenue from any delayed implementations; (k) the risk that Q2 will not be able to maintain historical contract terms such as pricing and duration; (l) the risks associated with managing growth and the challenges associated with improving operations and hiring, retaining and motivating employees to support such growth; (m) the risk that modification or negotiation of contractual arrangements will be necessary during Q2’s implementations of its solutions or the general risks associated with the complexity of Q2’s customer arrangements; and (n) litigation related to intellectual property and other matters and any related claims, negotiations and settlements.
Additional information relating to the uncertainty affecting the Q2 business are contained in Q2’s filings with the Securities and Exchange Commission. These documents are available on the SEC Filings section of the Investor Relations section of Q2’s website at http://investors.q2ebanking.com/. These forward-looking statements represent Q2’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Q2 disclaims any obligations to update or alter these forward-looking statements in the future, whether as a result of new information, future events or otherwise.

Q2 Holdings, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2015	December 31, 2014
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$94,170	$67,979
Restricted cash	829	829
Investments	25,525	20,956
Accounts receivable, net	7,225	5,007
Prepaid expenses and other current assets	3,282	2,695
Deferred solution and other costs, current portion	4,070	5,060
Deferred implementation costs, current portion	2,054	1,996
Total current assets	137,155	104,522
Property and equipment, net	19,001	18,521
Deferred solution and other costs, net of current portion	8,192	7,159
Deferred implementation costs, net of current portion	5,554	5,378
Other long-term assets	1,141	1,226
Total assets	$171,043	$136,806

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued liabilities	$16,563	$15,190
Deferred revenues, current portion	18,576	17,289
Capital lease obligations, current portion	338	408
Total current liabilities	35,477	32,887
Deferred revenues, net of current portion	21,025	19,436
Capital lease obligations, net of current portion	105	167
Deferred rent, net of current portion	4,504	4,694
Other long-term liabilities	709	682
Total liabilities	61,820	57,866
Stockholders' equity:
Common stock	4	3
Treasury stock	(27)	(20)
Additional paid-in capital	178,262	143,337
Accumulated other comprehensive loss	(5)	(14)
Accumulated deficit	(69,011)	(64,366)
Total stockholders' equity	109,223	78,940
Total liabilities and stockholders' equity	$171,043	$136,806

Q2 Holdings, Inc.
Condensed Consolidated Statements of Comprehensive Loss
(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
	(unaudited)	(unaudited)

Revenues	$24,157	$16,834
Cost of revenues (1)	13,272	10,212
Gross profit	10,885	6,622

Operating expenses:
Sales and marketing (1)	6,194	5,509
Research and development (1)	4,151	2,736
General and administrative (1)	5,125	3,718
Total operating expenses	15,470	11,963
Loss from operations	(4,585)	(5,341)
Other income (expense), net	(28)	(207)
Loss before income taxes	(4,613)	(5,548)
Provision for income taxes	(32)	(18)
Net Loss	$(4,645)	$(5,566)
Other comprehensive loss:
Unrealized gain on available for sale investments	9	—
Comprehensive loss	$(4,636)	$(5,566)

Net loss per common share:
Net loss per common share, basic and diluted	$(0.13)	$(0.39)
Weighted average common shares outstanding, basic and diluted	35,633	14,107

(1)	Includes stock-based compensation expenses as follows:

	Three Months Ended March 31,
	2015	2014
Cost of revenues	$178	$126
Sales and marketing	292	167
Research and development	162	107
General and administrative	690	518
Total stock-based compensation expenses	$1,322	$918

Q2 Holdings, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three Months Ended March 31,
	2015	2014
	(unaudited)	(unaudited)

Cash flows from operating activities:	$(4,645)	$(5,566)
Net loss
Adjustments to reconcile net loss to net cash
used in operating activities:
Amortization of deferred implementation, solution and other costs	1,127	967
Depreciation and amortization	1,203	999
Amortization of debt issuance costs	24	24
Amortization of premiums on investments	89	—
Stock-based compensation expenses	1,322	918
Other non-cash charges	15	15
Changes in operating assets and liabilities	(1,779)	(1,855)
Net cash used in operating activities	(2,644)	(4,498)
Cash flows from investing activities:
Net purchases of investments	(4,650)	—
Purchases of property and equipment	(436)	(1,830)
Cash used in investing activities	(5,086)	(1,830)
Cash flows from financing activities:
Proceeds and payments on line of credit and capital leases, net	(136)	(223)
Proceeds from issuance of common stock	34,057	74,549
Net cash provided by financing activities	33,921	74,326
Net increase in cash and cash equivalents	26,191	67,998
Cash and cash equivalents, beginning of period	67,979	18,675
Cash and cash equivalents, end of period	$94,170	$86,673

Q2 Holdings, Inc.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
	(unaudited)	(unaudited)
GAAP gross profit	$10,885	$6,622
Stock-based compensation	178	126
Non-GAAP gross profit	$11,063	$6,748

Non-GAAP gross margin:
Non-GAAP gross profit	$11,063	$6,748
GAAP revenue	24,157	16,834
Non-GAAP gross margin	45.8%	40.1%

GAAP sales and marketing expense	$6,194	$5,509
Stock-based compensation	(292)	(167)
Non-GAAP sales and marketing expense	$5,902	$5,342

GAAP research and development expense	$4,151	$2,736
Stock-based compensation	(162)	(107)
Non-GAAP research and development expense	$3,989	$2,629

GAAP general and administrative expense	$5,125	$3,718
Stock-based compensation	(690)	(518)
Non-GAAP general and administrative expense	$4,435	$3,200

GAAP operating loss	$(4,585)	$(5,341)
Stock-based compensation	1,322	918
Non-GAAP operating loss	$(3,263)	$(4,423)

GAAP net loss	$(4,645)	$(5,566)
Stock-based compensation	1,322	918
Non-GAAP net loss	$(3,323)	$(4,648)

Non-GAAP net loss per share, basic and diluted
Numerator:
Non-GAAP net loss	$(3,323)	$(4,648)
Denominator:
Weighted average common shares outstanding, basic and diluted	35,633	14,107
Non-GAAP net loss per share, basic and diluted	$(0.09)	$(0.33)

Pro forma non-GAAP net loss per share, basic and diluted
Numerator:
Non-GAAP net loss	$(3,323)	$(4,648)
Denominator:
Weighted average common shares outstanding, basic and diluted	35,633	14,107
Plus: assumed conversion of preferred stock to common stock (1)	—	12,526
Denominator for pro forma net loss per share, basic and diluted	35,633	26,633
Pro forma non-GAAP net loss per share, basic and diluted	$(0.09)	$(0.17)

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(4,645)	$(5,566)
Interest (income) expense, net	28	207
Depreciation and amortization	1,203	999
Stock-based compensation	1,322	918
Provision for income taxes	32	18
Adjusted EBITDA	$(2,060)	$(3,424)
___________________________________________________________
(1) Assumes conversion of all outstanding shares of preferred stock, on an as-if-converted basis, at the later of January 1 of each year or the date of issuance of the preferred stock.

Contacts
Media Contact:
Kathleen Lucente
Red Fan Communications
O: (512)-551-9253/ C: (512)-217-6352
kathleen@redfancommunications.com

Investor Contact:
Bob Gujavarty
Q2 Holdings, Inc.
O: (512)-439-3447
bobby.gujavarty@q2ebanking.com